SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4 2004

CASH TECHNOLOGIES, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-24569	95-4558331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1434 West 11th Street Los Angeles, California		90015
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (213)745-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

❒Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

❒re-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.01 Completion Of Acquisition Or Disposition Of Assets

On November 5, 2004, TAP Holdings, LLC ("TAP"), a majority owned subsidiary of Cash Technologies, Inc. (the “Registrant”), acquired substantially all of the assets and assumed certain liabilities (the “Acquisition”) of Tomco Auto Products, Inc. ("Tomco"). The purchase price for the acquisition was $2.5 million, of which $250,000 is held in escrow as security for the obligations of the sellers under the purchase agreement. Part of the purchase price was financed through a loan from BFI Business Finance, which loan is secured by all of TAP’s assets. The BFI Business Finance loan is a revolving line of credit with a maximum credit availability of $3 million. The Registrant agreed to make a capital contribution of $900,000 to TAP in order to fund the acquisition.

In order to fund a portion of the Registrant’s $900,000 capital contribution to TAP, the Registrant obtained a $400,000 loan from an entity affiliated with the Registrant’s CEO, Bruce Korman. The $400,000 loan bears interest at 6% per annum. As consideration for making this loan, the Registrant agreed to issue to that entity a warrant to purchase 240,000 shares of Registrant’s common stock at $1.75 per share.

TAP is a California limited liability company that was formed for the purpose of acquiring and operating the Tomco assets. The Registrant owns an 89% interest in TAP, and Tibrand Capital, Inc., a Los Angeles-based investment banking firm, currently owns the remaining 11% interest. TAP has granted Tibrand an option to acquire up to an additional 33% interest in TAP based upon the occurrence of certain future events. The Registrant has agreed with Tibrand to transfer up to 5% of its equity interest in TAP to TAP's management (which includes Tomco’s former senior executives whom previously did not have a ownership interest in Tomco) as part of an employee incentive program. The Registrant also granted to Tibrand the right to convert Tibrand’s interest in TAP (based on a $2.5 million valuation) into the Registrant’s common stock on the following terms:

•	Beginning 12 months following the closing of the Acquisition, half of Tibrand's interest in TAP can be converted to the Registrant’s common stock at a 20% discount from the common stock's average market price at that time, with a floor of $1.75 per share and a ceiling of $2.75 per share.

•	The remaining 50% of Tibrand's interest in TAP can be converted at the Registrant’s common stock's average market price at the time of conversion with a floor of $2.75 per share.

Founded in 1947, Los Angeles-based Tomco Auto Products, Inc. distributes its products through major auto products retailers throughout the U.S. such as NAPA, with 6,000 stores, CARQUEST, with more than 3,600 stores, O'Reilly Automotive, with more than 1,100 stores and others. Tomco recorded revenues of more than $11 million and pretax net income of approximately $600,000 (unaudited) during the most recent fiscal year ending September 30, 2004.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired

The financial statements of the business acquired required by Rule 3-05(b) of Regulation S-X will be filed by the Registrant by an amendment to this Current Report on Form 8-K by no later than January 19, 2005.

(b)	Pro forma financial information

The pro forma financial information of the Registrant and Tomco required by Article 11 of Regulation S-X will be filed by the Registrant by an amendment to this Current Report on Form 8-K by no later than

(c)	Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8K to be signed on its behalf by the undersigned hereunto duly authorized.

CASH TECHNOLOGIES, INC.
(Registrant)
Date: November 12, 2004	By:	/s/ Edmund King
Chief Financial Officer